EXHIBIT 23.2

                           SIMONTACCHI & COMPANY, LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
                               170 E. Main Street
                           Rockaway, New Jersey 07866
                               Tel: (973) 664-1140
                               Fax: (973) 664-1145

            Consent of Independent Registered Public Accounting Firm

Wellstar International, Inc. and Subsidiary


We hereby consent to the inclusion in the Registration Statement on Form SB-2, ("Registration Statement"), of our audit report dated May 25, 2006, relating to the consolidated financial statements as of July 31, 2005 and 2004, and our report on the reviewed financial statements for the nine months ended April 30, 2006, dated June 29, 2006, of Wellstar International Inc. and Subsidiary.


We also consent to the references to us under the caption "Experts" in the Registration.

Simontacchi & Company, LLP
Rockaway, New Jersey


July 5, 2006